  Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No, 1 to the Quarterly Report of Global Gate Property Corp. (the “Company”) on Form 10-Q/A for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary S. Ohlbaum, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Gary S. Ohlbaum
Gary S. Ohlbaum
President, Chief Executive Officer and Chief Financial Officer

Date: March 28, 2011